UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 19, 2014 (February 18, 2014)

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) On February 18, 2014, Robert F. "Bob" Schneider, age 53, was appointed to the Board of Directors (the “Board”) of Kimball International, Inc. (the “Company”) representing the Class A shareholders. Mr. Schneider currently holds the title of Executive Vice President and Chief Financial Officer of the Company.

The addition of Mr. Schneider to the Board reflects the Company’s ongoing commitment to long-range development of its executive management team and recognition of professional growth. Mr. Schneider is slated to succeed retiring current President and CEO, James C. Thyen later this year, upon completion of the Company’s spin-off of its Electronics Manufacturing Services segment into a separate, publicly-traded standalone company. The spin was announced last month.

During his career with Kimball, Mr. Schneider has served in various financial and executive capacities. He joined the Company in 1987 and has been an officer since 1992. His current responsibilities include Kimball International strategic planning, finance, audit, and treasury services. Last year, he assumed responsibility for the strategic, operational and financial aspects of the Kimball Hospitality furniture operations, the largest hotel in-room casegoods and seating manufacturer in the United States. Mr. Schneider serves on the Company’s eight-member Corporate Steering Committee, formulating Kimball International strategy and establishing direction for the Company.

Mr. Schneider shall serve as a Director of the Company until the next Annual Meeting of Share Owners of the Company. Mr. Schneider has not been named to serve on any of the committees of the Board. There are no arrangements or understandings between Mr. Schneider and any other person pursuant to which Mr. Schneider was appointed as a Director of the Company. Similar to other employee Directors, Mr. Schneider will not receive additional compensation for serving as a member of the Board.

The Company's press release announcing this change is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On February 18, 2014, the Board of the Company approved a resolution to amend the By-laws of the Company. The resolution contained two amendments to the By-laws which were effective immediately.

Article V: Directors
Section 1 - Number: This section was amended to change the number of members that the Board shall consist of to ten (10) members, nine (9) of whom shall be elected by holders of Class A Common Stock, voting as a class, and one (1) of whom shall be elected by holders of Class B Common Stock, voting as a class. The previous provision was that the Board of the Company shall consist of eight (8) members, seven (7) of whom shall be elected by holders of Class A Common Stock, voting as a class, and one (1) of whom shall be elected by holders of Class B Common Stock, voting as a class.

Section 5 - Fees: This section was amended to remove "a sum for each of the regular meetings of the Board". The annual retainer serves as the method of non-employee director compensation.

This summary is not intended to be complete and is qualified in its entirety by reference to the Restated By-laws of Kimball International, Inc. included as Exhibit 3(b) to this report and incorporated herein by reference.

(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit
Number	Description
3(b)	Restated By-laws of the Company
99.1	Press Release dated February 18, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Vice President, Chief Accounting Officer

Date: February 19, 2014

EXHIBIT INDEX

Exhibit
Number	Description
3(b)	Restated By-laws of the Company
99.1	Press Release dated February 18, 2014